Exhibit (4)

Form of Agreement and Plan of Reorganization

THIS AGREEMENT (the “Agreement”) is made as of this [ ] day of [ ], 2025, by and between (i) MassMutual Select Funds, on behalf of (a) MassMutual Total Return Bond Fund and MassMutual Equity Opportunities Fund (each, a “Selling Fund” and together, the “Selling Funds”), and (b) MassMutual Diversified Value Fund (the “Select Acquiring Fund”), (ii) MassMutual Premier Funds, on behalf of MassMutual Core Bond Fund (the “Premier Acquiring Fund,” and together with the Select Acquiring Fund, each an “Acquiring Fund” and together, the “Acquiring Funds”), and (iii) solely with respect to Sections 4.3, 9.1, 9.3, 11.1, and 11.2 hereof, MML Investment Advisers LLC (“MML Advisers”). MassMutual Select Funds, in respect of the Select Acquiring Fund, and MassMutual Premier Funds, in respect of the Premier Acquiring Fund, shall be referred to an “Acquiring Trust” and MassMutual Select Funds, in respect of the Selling Funds, shall be referred to as the “Selling Trust”.

The reorganizations contemplated by this Agreement (with respect to the reorganization of the MassMutual Total Return Bond Fund into the MassMutual Core Bond Fund, the “Total Return Bond Reorganization,” with respect to the reorganization of the MassMutual Equity Opportunities Fund into the MassMutual Diversified Value Fund, the “Equity Opportunities Reorganization,” and together with the Total Return Bond Reorganization, each, a “Reorganization”) will consist of (i) the transfer of all of the assets of each Selling Fund, as consideration for shares of beneficial interest of the corresponding Acquiring Fund identified in Exhibit A (hereinafter, the “corresponding Acquiring Fund”) (such shares, the “Merger Shares”); (ii) the assumption by each Acquiring Fund of all of the liabilities, debts, obligations, and duties of whatever kind or nature of the corresponding Selling Fund identified in Exhibit A (hereinafter, the “corresponding Selling Fund”); and (iii) the distribution by each Selling Fund, on or after the Closing Date hereinafter referred to, of the Merger Shares pro rata to the shareholders of the corresponding class of the Selling Fund identified in Exhibit B in liquidation and termination of the corresponding Selling Fund as provided herein, all upon the terms and conditions hereinafter set forth in this Agreement.

This Agreement, with respect to each Reorganization, is intended to be, and is adopted as, a plan of reorganization within the meaning of Section 368(a) of the United States Internal Revenue Code of 1986, as amended (the “Code”), and the Treasury Regulations promulgated thereunder.

Although this Agreement provides for multiple reorganizations, it is to be read and interpreted as if each reorganization between a Selling Fund and the corresponding Acquiring Fund had been the subject of a separate agreement. Each Selling Fund and the Selling Trust acting for itself and on behalf of such Selling Fund, and each Acquiring Fund and such Acquiring Fund’s corresponding Acquiring Trust identified in Exhibit A (hereinafter, the “corresponding Acquiring Trust”) acting for itself and on behalf of such Acquiring Fund, is acting separately from all of the other parties and their series, and not jointly or jointly and severally with any other party. Hereinafter, each reference in this Agreement to “the Selling Fund” shall mean each Selling Fund identified in Exhibit A, each reference in this Agreement to “the Acquiring Fund” shall mean the corresponding Acquiring Fund, each reference in this Agreement to “the Acquiring Trust” shall mean the corresponding Acquiring Trust, and each reference to “the Funds” shall mean each Selling Fund and its corresponding Acquiring Fund.

WHEREAS, the Selling Fund is a separate investment series of the Selling Trust, a Massachusetts business trust, with its principal place of business at 1295 State Street, Springfield, Massachusetts 01111, an open-end, registered investment company;

WHEREAS, the Acquiring Fund is a separate investment series of the corresponding Acquiring Trust, a Massachusetts business trust, with its principal place of business at 1295 State Street, Springfield, Massachusetts 01111, an open-end, registered investment company;

WHEREAS, the Acquiring Fund is authorized to issue additional shares of beneficial interest;

WHEREAS, the trustees of the Selling Trust have determined that the transfer of all of the assets of the Selling Fund in exchange for Merger Shares and the assumption of all of the liabilities of the Selling Fund by the Acquiring Fund on the terms and conditions set forth herein is in the best interests of the Selling Fund, and that the interests of the Selling Fund’s existing shareholders will not be diluted as a result of the transactions contemplated herein;

WHEREAS, the trustees of the corresponding Acquiring Trust have determined that the issuance and delivery of Merger Shares and the assumption of all of the liabilities of the Selling Fund by the Acquiring Fund in exchange for the transfer of all of the assets of the Selling Fund on the terms and conditions set forth herein are in the best interests of the Acquiring Fund, and that the interests of the Acquiring Fund’s existing shareholders will not be diluted as a result of the transactions contemplated herein;

WHEREAS, the trustees of the Selling Trust and the Acquiring Trusts have approved the transactions contemplated hereby, on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and of the covenants and agreements hereinafter set forth, the parties hereto covenant and agree as follows:

Article I

Transfer of Assets of the Selling Fund as Consideration for the Merger Shares and Assumption of Liabilities; Distribution to Selling Fund Shareholders

1.1 The Transactions. Subject to the terms and conditions herein set forth and on the basis of the representations and warranties contained herein, the Selling Fund agrees to transfer all of the Selling Fund’s assets as set forth in paragraph 1.2 to the Acquiring Fund, subject to all of the Selling Fund’s liabilities as set forth in paragraph 1.3. The Acquiring Fund agrees to acquire those assets and, as consideration therefor, to assume such liabilities and to deliver to the Selling Fund the number of Merger Shares, including fractional Merger Shares, computed in the manner and as of the time and date set forth in Article II. Such transactions shall take place at the Closing (as defined in paragraph 3.1).

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1.2 Assets to Be Acquired. The assets of the Selling Fund to be acquired by the Acquiring Fund shall consist of all assets, including, without limitation, all cash, securities, commodities, interests in derivative instruments, and dividends or interest or other receivables, that are owned by the Selling Fund and any prepaid expenses, other than unamortized reorganizational expenses, shown as an asset on the books of the Selling Fund as of the Closing (such assets, the “Acquired Assets”).

1.3 Liabilities to Be Assumed. The Acquiring Fund shall assume all of the Selling Fund’s liabilities, debts, obligations, and duties as of the Valuation Date (as defined in paragraph 2.1) (such liabilities, the “Assumed Liabilities”). Each Acquiring Fund agrees that all rights to indemnification and all limitations of liability existing in favor of the corresponding Selling Fund’s current and former trustees and officers, acting in their capacities as such, shall survive each Reorganization and shall continue in full force and effect, without any amendment thereto. Each Acquiring Fund agrees that such rights and limitations may be asserted against the Acquiring Fund and its successors and assigns.

1.4 Distribution. On or as soon after the Closing Date (as defined in paragraph 3.1) as is conveniently practicable (the “Liquidation Date”): (a) the Selling Fund will liquidate and distribute pro rata to the Selling Fund’s shareholders of record, determined as of the close of business on the Valuation Date (the “Selling Fund Shareholders”), the Merger Shares received by the Selling Fund pursuant to paragraph 1.1 above; and (b) the Selling Fund will thereupon proceed to terminate as set forth in paragraph 1.6 below. Such liquidation and distribution will be accomplished by the transfer of the Merger Shares then credited to the account of the Selling Fund on the books of the Acquiring Fund to open accounts on the share records of the Acquiring Fund in the names of the Selling Fund Shareholders and representing the respective pro rata number of the Merger Shares due such shareholders. All issued and outstanding shares of the Selling Fund will simultaneously be canceled on the books of the Selling Fund. The Merger Shares distributed to Selling Fund Shareholders will be of the share class or share classes of the Acquiring Fund identified in Exhibit B as corresponding to the share class or share classes held by such Selling Fund Shareholder in the Selling Fund immediately prior to the Closing (hereinafter, the “corresponding share class”). The Acquiring Fund shall not issue certificates representing the Merger Shares in connection with such distribution.

1.5 Ownership of Shares. Ownership of the Merger Shares will be shown on the books of State Street Bank and Trust Company (“State Street”), the Acquiring Fund’s transfer agent.

1.6 Termination. The Selling Fund shall be terminated promptly following the Closing Date and the making of all distributions pursuant to paragraph 1.4, and shall cease to operate as a series of an investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”). Any reporting responsibility of the Selling Fund is and shall remain the responsibility of the Selling Fund up to and including the Closing Date and thereafter. The Selling Fund agrees that the liquidation and dissolution of the Selling Fund will be effected in the manner provided in the MassMutual Select Funds Declaration (defined below), as amended, in accordance with applicable law and that, on and after the Closing Date, the Selling Fund will not conduct any business except in connection with its liquidation and dissolution.

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Article II

Valuation

2.1 Valuation of Assets and Liabilities. The value of the Selling Fund’s assets to be acquired by the Acquiring Fund hereunder shall be the value of such assets, less the value of the Assumed Liabilities attributable to the shares of the Selling Fund, computed as of the close of regular trading on the New York Stock Exchange on the business day immediately preceding the Closing Date (such time and date, the “Valuation Date”), using the valuation procedures of the Acquiring Fund in a manner consistent with the Acquiring Fund’s then-current prospectus and statement of additional information and established by the Acquiring Trust’s Board of Trustees for determining net asset value.

2.2 Valuation of Shares. The net asset value per share of the Merger Shares shall be the net asset value per share computed as of the close of regular trading on the New York Stock Exchange on the Valuation Date, using the valuation procedures of the Acquiring Fund in a manner consistent with the Acquiring Fund’s then-current prospectus and statement of additional information and established by the Acquiring Trust’s Board of Trustees for determining net asset value.

2.3 Shares to Be Issued. Holders of each class of Selling Fund shares will receive Merger Shares of the corresponding share class of the Acquiring Fund. The number of the Merger Shares to be issued (including fractional shares, if any) in exchange for the Selling Fund’s assets shall be the sum of the amounts determined in respect of each class of the Selling Fund by dividing the net assets of the Selling Fund attributable to that class by the net asset value per share of the corresponding share class of the Acquiring Fund determined in accordance with paragraph 2.2.

Article III

Closing and Closing Date

3.1 Closing Date. The closing of the transactions contemplated by paragraph 1.1 (the “Closing”) shall take place on or about September 15, 2025 at 7:30 a.m., or such other time and date as the parties may agree (the “Closing Date”). The Closing shall be held at the offices of Ropes & Gray, LLP, or at such other time and/or place or manner (which may include a virtual closing) as the parties may agree.

3.2 Examination of Portfolio Securities. The portfolio securities of the Selling Fund shall be made available by the Selling Fund to the custodian for the Acquiring Fund (the “Custodian”), for examination no later than five business days preceding the Valuation Date. On the Closing Date, such portfolio securities and all the Selling Fund’s cash shall be delivered by the Selling Fund to the Custodian for the account of the Acquiring Fund, such portfolio securities to be duly endorsed in proper form for transfer in such manner and condition as to constitute good delivery thereof in accordance with the custom of brokers or, in the case of portfolio securities held in the U.S. Treasury Department’s book-entry system or by the Depository Trust Company, Participants Trust Company or other third party depositories, by transfer to the account of the Custodian in accordance with Rule 17f-4, Rule 17f-5 or Rule 17f-7, as the case may be, under the

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1940 Act, and accompanied by all necessary federal and state stock transfer stamps or a check for the appropriate purchase price thereof. The cash delivered shall be in the form of currency or certified or official bank checks, payable to the order of the custodian for the Acquiring Fund.

3.3 Effect Of Suspension in Trading. In the event that on the Valuation Date (a) the New York Stock Exchange, the U.S. bond markets, or another primary trading market for portfolio securities of the Acquiring Fund or the Selling Fund shall be closed to trading or trading thereon shall be restricted; or (b) trading or the reporting of trading on said Exchange or elsewhere shall be disrupted so that accurate appraisal of the value of the net assets of the Acquiring Fund or the Selling Fund is impracticable, the Valuation Date shall, except as may otherwise be mutually agreed, be postponed until the first business day after the day when trading shall have been fully resumed and reporting shall have been restored.

3.4 Transfer Agent’s Certificate. At the Closing, State Street, as transfer agent for the Selling Fund, shall deliver a certificate of an authorized officer setting forth from its records the names and addresses of the Selling Fund Shareholders and the number and percentage ownership of outstanding shares owned by each such shareholder, all as of the close of business on the Valuation Date. On the Closing Date, the Acquiring Fund shall issue and deliver or cause State Street to issue and deliver a confirmation to the Selling Fund evidencing the Merger Shares to be credited on the Closing Date to the Selling Fund’s account or provide evidence satisfactory to the Selling Fund that such Merger Shares have been credited to the Selling Fund’s account on the books of the Acquiring Fund. On the Liquidation Date, the Acquiring Fund will provide to the Selling Fund evidence reasonably satisfactory to the Selling Fund that such Acquiring Fund shares have been credited pro rata to open accounts in the names of Selling Fund shareholders as provided in Section 1.4.

3.5 Other Certificates. At the Closing, each party shall deliver to the other such bills of sale, checks, assignments, share certificates, if any, receipts and other documents as such other party or its counsel may reasonably request in connection with the transfer of assets, assumption of liabilities and liquidation contemplated by Section 1.

Article IV

Representations and Warranties

4.1 Representations of the Selling Fund. As of the date indicated below or, if no such date is indicated, as of both the date hereof and the Closing Date, the Selling Fund represents and warrants to the Acquiring Fund as follows:

(a) The Selling Fund is a separate series of the Selling Trust, a business trust duly organized, validly existing, and in good standing under the laws of The Commonwealth of Massachusetts, and has the power to own all of its properties and assets and to carry on its business as presently conducted, and to carry out its obligations under this Agreement.

(b) Neither the Selling Fund nor the Selling Trust is required to qualify to do business in any jurisdiction in which it is not so qualified and where failure to do so would subject it to any material liability or disability, and each of the Selling Fund and the Selling Trust has all necessary federal, state, and local authorizations to own all of its properties and assets and to carry on its business as currently being conducted.

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(c) The Selling Trust is registered as an open-end management investment company with the Securities and Exchange Commission (the “Commission”) under the 1940 Act, and such registration has not been revoked or rescinded and is in full force and effect, and the Selling Fund is a separate series thereof duly designated in accordance with the applicable provisions of the Amended and Restated Agreement and Declaration of Trust of MassMutual Select Funds (the “MassMutual Select Funds Declaration”) and the 1940 Act.

(d) The current prospectus and statement of additional information of the Selling Fund conform in all material respects to the applicable requirements of the Securities Act of 1933, as amended (the “1933 Act”), and 1940 Act, and the rules and regulations of the Commission thereunder, and do not and will not include any untrue statement of a material fact or omit to state any material fact relating to the Selling Fund required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(e) The Selling Fund is not, and the execution, delivery, and performance of this Agreement will not result, in violation in any material respect of any provision of the MassMutual Select Funds Declaration or of any material agreement, indenture, instrument, contract, lease, or other undertaking to which the Selling Fund is a party or by which it is bound.

(f) The Selling Fund has no material contracts or other commitments (other than this Agreement and such other contracts as may be entered into in the ordinary course of business) that if terminated may result in material liability to the Acquiring Fund or under which (whether or not terminated) any material payments for periods subsequent to the Closing Date will be due from the Selling Fund;

(g) Except as otherwise disclosed to the Acquiring Fund, no material litigation, administrative proceeding, other proceeding or investigation of or before any court or governmental body is presently pending or, to the knowledge of the Selling Fund, threatened against the Selling Fund or any of its properties or assets or any person whom the Selling Fund may be obligated to directly or indirectly indemnify in connection with such litigation, proceedings or investigation, which, if adversely determined, would materially and adversely affect its financial condition, the conduct of its business, or the ability of the Selling Fund to carry out the transactions contemplated by this Agreement. Neither the Selling Fund nor the Selling Trust knows of any facts that might form the basis for the institution of such proceedings and the Selling Fund is not a party to or subject to the provisions of any order, decree, or judgment of any court or governmental body that materially and adversely affects its business or its ability to consummate the transactions herein contemplated.

(h) The statements of assets and liabilities, statements of operations, statements of changes in net assets and schedules of portfolio investments (indicating their market values) of the Selling Fund, as of the last day of and for its most recently completed fiscal year, audited by Deloitte & Touche LLP, independent registered public accounting firm to the Selling Fund, and an unaudited statement of assets and liabilities, statement of operations, statement of changes in

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net assets and schedule of investments for any subsequent semiannual period following the most recently completed fiscal year, copies of which have been furnished to the Acquiring Fund, fairly reflect the financial condition and results of operations of the Selling Fund as of such date and for the period then ended in accordance with accounting principles generally accepted in the United States consistently applied, and the Selling Fund has no known liabilities of a material amount, contingent or otherwise, other than those shown on the statements of assets and liabilities referred to above or those incurred in the ordinary course of its business since the last day of the Selling Fund’s most recently completed fiscal year. Prior to the Closing Date, the Selling Fund will endeavor to quantify and reflect on its statements of assets and liabilities all of its material known liabilities and will advise the Acquiring Fund of all material liabilities, contingent or otherwise, incurred by it since the last day of the Selling Fund’s most recently completed fiscal year, whether or not incurred in the ordinary course of business.

(i) Since the last day of the Selling Fund’s most recently completed fiscal year, there has not, to the knowledge of the Selling Fund, been any material adverse change in the Selling Fund’s financial condition, assets, liabilities, or business other than changes occurring in the ordinary course of business, or any incurrence by the Selling Fund of indebtedness, except as otherwise disclosed to the Acquiring Fund. For the purposes of this subparagraph (i), a decline in the net asset value of the Selling Fund shall not constitute a material adverse change, and changes in portfolio securities, changes in the market value of portfolio securities or net redemptions shall be deemed to be in the ordinary course of business.

(j) As of both the Valuation Date and the Closing Date, the Selling Fund will have full right, power and authority to sell, assign, transfer and deliver the Investments (as defined below) and any other assets and liabilities of the Selling Fund to be transferred to the Acquiring Fund pursuant to this Agreement. At the Closing Date, subject only to the delivery of the Investments and any such other assets and liabilities as contemplated by this Agreement, the Acquiring Fund will acquire the Investments and any such other assets subject to no encumbrances, liens or security interests in favor of any third party creditor of the Selling Fund, and without any restrictions upon the transfer thereof. As used in this Agreement, the term “Investments” shall mean the Selling Fund’s investments shown on the schedule of its portfolio investments as of September 30, 2024 (and March 31, 2025, as applicable), referred to in Section 4.1(h) hereof, as supplemented with such changes as the Selling Fund shall make after September 30, 2024 (and March 31, 2025, as applicable), which changes shall be disclosed to the Acquiring Fund in an updated schedule of investments, and changes resulting from stock dividends, stock split-ups, mergers and similar corporate actions through the Closing Date.

(k) The execution, delivery, and performance of this Agreement have been duly authorized by the Board of Trustees of the Selling Trust (after making the determinations required pursuant to Rule 17a-8(a) under the 1940 Act) and by all necessary action on the part of the Selling Trust and the Selling Fund, and this Agreement constitutes a valid and binding obligation of the Selling Fund enforceable in accordance with its terms, subject as to enforcement, to bankruptcy, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights and to general equity principles.

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(l) The Merger Shares to be issued to the Selling Fund pursuant to paragraph 1.1 will not be acquired for the purpose of making any distribution thereof other than to the Selling Fund Shareholders as provided in paragraph 1.4;

(m) The information relating to the Selling Fund furnished by the Selling Trust and the Selling Fund for use in registration statements and other documents that may be necessary in connection with the transactions contemplated hereby is and will be accurate and complete in all material respects and complies in all material respects with federal securities laws and regulations thereunder applicable thereto;

(n) As of the date of this Agreement, the Selling Trust and the Selling Fund have provided the Acquiring Fund with information relating to the Selling Fund reasonably necessary for the preparation of a combined information statement/prospectus, (the “Combined Information Statement/Prospectus”), to be included in a Registration Statement on Form N-14 of the Acquiring Trust (the “Registration Statement”), in compliance with the 1933 Act, the Securities Exchange Act of 1934, as amended, (the “1934 Act”), and the 1940 Act in connection the transactions contemplated hereby. As of the effective date of the Registration Statement and the Closing Date, the Combined Information Statement/Prospectus, including the documents contained or incorporated therein by reference, insofar as it relates to the Selling Fund, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading.

(o) As of the Closing Date, all federal and other tax returns and reports of the Selling Fund required by law to have been filed by such date shall have been timely filed (giving effect to extensions), all such returns and reports shall have been true, correct and complete in all material respects as of the time of their filing, and all federal and other taxes shown due on said returns and reports shall have been paid, or provision shall have been made for the payment thereof. All tax liabilities of the Selling Fund will have been adequately provided for on its books. The Selling Fund is not liable for taxes of any person other than itself and is not a party to any tax sharing or allocation agreement. To the best of the Selling Fund’s knowledge, the Selling Fund is not currently under audit, and no material deficiency, liability or assessment has been asserted in writing and no question with respect thereto has been raised in writing by the Internal Revenue Service or by any state or local tax authority for taxes in excess of those already paid.

(p) For each taxable year of its operation, the Selling Fund has met, and will meet at all relevant times through the Closing Date, the requirements of Subchapter M of the Code for qualification and treatment as a regulated investment company. The Selling Fund has not been and is not now liable for any material income tax pursuant to Section 852 of the Code.

(q) The Selling Fund has not received written notification from any tax authority that asserts a position contrary to any of the above representations.

(r) The authorized capital of the Selling Trust consists of an unlimited number of shares of beneficial interest, no par value, of such number of different series as the Board of Trustees of the Selling Trust may authorize from time to time. The outstanding shares of beneficial interest of the Selling Fund are divided into the share class or classes identified as belonging to the

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Selling Fund in Exhibit B, each having the characteristics described in the Combined Information Statement/Prospectus and will, at the time of the Closing Date, be held by the persons and in the amounts set forth in the records of the transfer agent as provided in Section 3.4. All issued and outstanding shares of the Selling Fund are, and at the Closing Date will be, duly and validly issued and outstanding, fully paid and non-assessable by the Selling Fund (except as may be set forth in the Combined Information Statement/Prospectus), and will have been issued in compliance with all applicable registration or qualification requirements of federal and state securities laws. No options, warrants or other rights to subscribe for or purchase, or securities convertible into, any shares of the Selling Fund are outstanding.

(s) The Selling Fund’s investment operations from inception to the date hereof have been in compliance in all material respects with the investment policies and investment restrictions set forth in the Prospectus, except as previously disclosed in writing to the Acquiring Fund.

(t) There are no material contracts outstanding to which the Selling Fund is a party, other than as disclosed in the Prospectus or in the Registration Statement or as disclosed in writing to the Acquiring Fund or its counsel and certified by any Principal Officer of the Selling Trust.

(u) No consent, approval, authorization or order of any court or governmental authority is required for the consummation by the Selling Fund of the transactions contemplated by this Agreement, except such as may be required under the 1933 Act, the 1934 Act, the 1940 Act, state securities or blue sky laws (which term as used herein shall include the laws of the District of Columbia and of Puerto Rico), or the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “H-S-R Act”).

(v) The books and records of the Selling Fund made available to the Acquiring Fund and/or its counsel are substantially true and correct and contain no material misstatements or omissions with respect to the operations of the Selling Fund.

(w) To the best of the knowledge of each of the Selling Trust and the Selling Fund, all of the issued and outstanding shares of the Selling Fund shall have been offered for sale and sold in conformity with all applicable federal and state securities laws (including any applicable exemptions therefrom), or the Selling Fund has taken any action necessary to remedy any prior failure to have offered for sale and sold such shares in conformity with such laws.

(x) No registration under the 1933 Act of any of the Investments would be required if they were, as of the time of such transfer, the subject of a public distribution by either of the Acquiring Fund or the Selling Fund, except as previously disclosed to the Acquiring Fund in writing by the Selling Fund.

4.2 Representations of the Acquiring Fund. As of the date indicated below or, if no such date is indicated, as of both the date hereof and the Closing Date, the Acquiring Fund represents and warrants to the Selling Fund as follows:

(a) The Acquiring Fund is a separate investment series of the corresponding Acquiring Trust, a business trust duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts, and has the power to own all of its properties and assets and to carry on its business as presently conducted, and to carry out its obligations under this Agreement.

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(b) Neither the Acquiring Fund nor the Acquiring Trust is required to qualify to do business in any jurisdiction in which it is not so qualified and where failure to do so would subject it to any material liability or disability, and each of the Acquiring Fund and the Acquiring Trust has all necessary federal, state, and local authorizations to own all of its properties and assets and to carry on its business as currently being conducted.

(c) The Acquiring Trust is registered as an open-end management investment company with the Commission under the 1940 Act, and such registration has not been revoked or rescinded and is in full force and effect, and the Acquiring Fund is a separate series thereof duly designated in accordance with the applicable provisions of the MassMutual Select Funds Declaration, in respect of the Select Acquiring Fund, or the Amended and Restated Agreement and Declaration of Trust of the MassMutual Premier Funds (the “MassMutual Premier Funds Declaration,” and together with the MassMutual Select Funds Declaration, the “Acquiring Trust Declarations”), in respect of the Premier Acquiring Fund, and the 1940 Act.

(d) The current prospectus and statement of additional information of the Acquiring Fund conform in all material respects to the applicable requirements of the 1933 Act and the 1940 Act, and the rules and regulations of the Commission thereunder, and do not and will not include any untrue statement of a material fact or omit to state any material fact relating to the Acquiring Fund required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(e) The Acquiring Fund is not, and the execution, delivery and performance of this Agreement will not result, in violation in any material respect of the Acquiring Trust’s corresponding organizational documents, as identified in Exhibit A (hereafter, the “Acquiring Trust Organizational Documents”), or of any material agreement, indenture, instrument, contract, lease, or other undertaking to which the Acquiring Fund is a party or by which it is bound.

(f) Except as otherwise disclosed to the Selling Fund, no material litigation, administrative proceeding, other proceeding or investigation of or before any court or governmental body is presently pending or, to the knowledge of the Acquiring Fund, threatened against the Acquiring Fund or any of its properties or assets or any person whom the Acquiring Fund may be obligated to directly or indirectly indemnify in connection with such litigation, proceedings or investigation, which, if adversely determined, would materially and adversely affect its financial condition, the conduct of its business or the ability of the Acquiring Fund to carry out the transactions contemplated by this Agreement. Neither the Acquiring Fund nor the Acquiring Trust knows of any facts that might form the basis for the institution of such proceedings and the Acquiring Fund is not a party to or subject to the provisions of any order, decree, or judgment of any court or governmental body that materially and adversely affects its business or its ability to consummate the transactions contemplated herein.

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(g) The execution, delivery, and performance of this Agreement have been duly authorized by the Board of Trustees of the Acquiring Trust (after making the determinations required pursuant to Rule 17a-8(a) under the 1940 Act) and by all necessary action on the part of the Acquiring Trust and the Acquiring Fund, this Agreement constitutes a valid and binding obligation of the Acquiring Fund enforceable in accordance with its terms, subject as to enforcement, to bankruptcy, insolvency, reorganization, moratorium, and other laws relating to or affecting creditors’ rights and to general equity principles.

(h) As of the Closing Date, the Acquiring Trust’s registration statement under the 1933 Act with respect to the Merger Shares will be in full force and effect and no stop order suspending such effectiveness shall have been instituted or, to the knowledge of the Acquiring Fund, threatened by the Commission, and such registration statement will conform in all material respects to the applicable requirements of the 1933 Act and the rules and regulations of the Commission thereunder and, as of the effective date of the Registration Statement and the Closing Date, including the documents contained or incorporated therein by reference, insofar as it relates to the Acquiring Fund, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and there are no material contracts to which the Acquiring Fund is a party that are not referred to in the Acquiring Fund prospectus or in the registration statement of which it is a part, provided however, that none of the representations and warranties in this subsection shall apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished by the Selling Fund for use in the Registration Statement or the Prospectus.

(i) The authorized capital of the Acquiring Trust consists of an unlimited number of shares of beneficial interest, no par value, of such number of different series as the Board of Trustees of the Acquiring Trust may authorize from time to time. The outstanding shares of beneficial interest in the Acquiring Fund as of the Closing Date will be divided into those share classes identified as belonging to the Acquiring Fund, shares each having the characteristics described in the Prospectus. All issued and outstanding shares of the Acquiring Fund, including the Merger Shares to be issued hereunder, are, and at the Closing Date will be, duly and validly issued and outstanding, fully paid and non-assessable (except as set forth in the Prospectus) by the Acquiring Fund, and will have been issued in compliance with all applicable registration or qualification requirements of federal and state securities laws. No options, warrants or other rights to subscribe for or purchase, or securities convertible into, any shares of the Acquiring Fund are outstanding.

(j) The information relating to the Acquiring Fund furnished by the Acquiring Trust and the Acquiring Fund for use in no-action letters, applications for orders, registration statements and other documents that may be necessary in connection with the transactions contemplated hereby is and will be accurate and complete in all material respects and complies in all material respects with federal securities laws and regulations thereunder applicable thereto.

(k) As of the Closing Date, all federal and other tax returns and reports of the Acquiring Fund required by law to have been filed by such date shall have been timely filed (giving effect to extensions), all such returns and reports shall have been true, correct and complete in all material respects as of the time of their filing, and all federal and other taxes shown due on said returns and reports shall have been paid, or provision shall have been made for the payment thereof. All tax liabilities of the Acquiring Fund will have been adequately provided for on its books. The

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Acquiring Fund is not liable for taxes of any person other than itself and is not a party to any tax sharing or allocation agreement. To the best of the Acquiring Trust or the Acquiring Fund’s knowledge, Acquiring Fund is not currently under audit, and no material deficiency, liability or assessment has been asserted and no question with respect thereto has been raised by the Internal Revenue Service or by any state or local tax authority for taxes in excess of those already paid.

(l) For each taxable year of its operation ending on or prior to the Closing Date, the Acquiring Fund has met, and at all relevant times during its taxable year that includes the Closing Date, expects to have met or to be able to meet, the requirements of Subchapter M of the Code for qualification and treatment as a regulated investment company. The Acquiring Fund has not been and is not now liable for any material income tax pursuant to Section 852 of the Code.

(m) The statements of assets and liabilities, statements of operations, statements of changes in net assets and schedules of portfolio investments (indicating their market values) of the Acquiring Fund at, as of and for its most recently completed fiscal year end, audited by Deloitte & Touche LLP, independent registered public accounting firm to the Acquiring Fund, (and, if applicable, an unaudited statement of assets and liabilities, statement of operations, statement of changes in net assets and schedule of investments for any subsequent semiannual period following the most recently completed fiscal year), copies of which have been furnished to the Selling Fund, fairly reflect the financial condition and results of operations of the Acquiring Fund as of such date and for the period then ended in accordance with generally accepted accounting principles consistently applied, and the Acquiring Fund has no known liabilities of a material amount, contingent or otherwise, other than those shown on the statements of assets referred to above or those incurred in the ordinary course of its business since its most recently completed fiscal year end.

(n) Since the last day of the Acquiring Fund’s most recently completed fiscal year, there has not, to the knowledge of the Acquiring Fund, been any material adverse change in the Acquiring Fund’s financial condition, assets, liabilities, or business other than changes occurring in the ordinary course of business, or any incurrence by the Acquiring Fund of indebtedness maturing more than one year from the date such indebtedness was incurred, except as otherwise disclosed to the Selling Fund. For the purposes of this subparagraph (n), a decline in the net asset value of the Acquiring Fund shall not constitute a material adverse change, and changes in portfolio securities, changes in the market value of portfolio securities or net redemptions shall be deemed to be in the ordinary course of business.

(o) The Acquiring Fund’s investment operations from inception to the date hereof have been in compliance in all material respects with the investment policies and investment restrictions set forth in the Prospectus, except as previously disclosed in writing to the Selling Fund.

(p) The books and records of the Acquiring Fund made available to the Selling Fund and/or its counsel are substantially true and correct and contain no material misstatements or omissions with respect to the operations of the Acquiring Fund.

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(q) No consent, approval, authorization or order of any court or governmental authority is required for the consummation by the Acquiring Fund of the transactions contemplated by this Agreement, except such as may be required under the 1933 Act, the 1934 Act, the 1940 Act, state securities or blue sky laws or the H-S-R Act.

(r) To the best of the Acquiring Trust and the Acquiring Fund’s knowledge, all of the issued and outstanding shares of the Acquiring Fund shall have been offered for sale and sold in conformity with all applicable federal and state securities laws (including any applicable exemptions therefrom), or the Acquiring Fund has taken any action necessary to remedy any prior failure to have offered for sale and sold such shares in conformity with such laws.

(s) The issuance of the Merger Shares pursuant to this Agreement will be in compliance with all applicable federal securities laws.

(t) No consideration other than the Merger Shares (and the Acquiring Fund’s assumption of the Assumed Liabilities) will be issued by the Acquiring Fund in exchange for the Acquired Assets in the Reorganization.

4.3 Representations of MML Advisers. MML Advisers, on behalf of itself, represents and warrants the following as of the date hereof and agrees to confirm the continuing accuracy and completeness in all material respects of the following on the Closing Date:

(a) The execution, delivery and performance of this Agreement have been duly authorized by the appropriate governing body of MML Advisers, and, subject to the due authorization, execution and delivery of this Agreement by the other parties hereto, this Agreement constitutes the valid and binding obligation of MML Advisers with respect to Sections 4.3, 9.1, 9.3, 11.1 and 11.2 enforceable against MML Advisers in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and other equitable principles.

(b) As of each of the effective date of the Registration Statement and the Closing Date, the Combined Information Statement/Prospectus, including the documents contained or incorporated therein by reference, insofar as it relates to MML Advisers, will not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading.

Article V

Covenants of the Parties

5.1 The Selling Fund and the Acquiring Fund each will operate its business in the ordinary course between the date hereof and the Closing Date, it being understood that such ordinary course of business may include customary dividends, distributions, subscriptions and redemptions.

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5.2 The Acquiring Fund will prepare a Combined Information Statement/Prospectus, to be included in a Registration Statement on Form N-14 (the “Registration Statement”), which the Acquiring Fund will prepare and file for registration under the 1933 Act, of the Merger Shares to be distributed to the Selling Fund’s shareholders pursuant hereto, all in compliance with the applicable requirements of the 1933 Act, the Securities Exchange Act of 1934, as amended, and the 1940 Act. The Selling Fund will provide the Acquiring Fund with information reasonably requested for the preparation of the Registration Statement. Without limiting the foregoing, the Selling Trust and the Selling Fund will assist the Acquiring Fund in obtaining such information as the Acquiring Fund reasonably requests concerning the beneficial ownership of Selling Fund Shares.

5.3 The Selling Fund will deliver to each of its shareholders of record a copy of the Combined Information Statement/Prospectus promptly after it is finalized and the Registration Statement becomes effective with the Commission.

5.4 Subject to the provisions of this Agreement, the Acquiring Fund and the Selling Fund will each take, or cause to be taken, all action, and do or cause to be done, all things reasonably necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, including any actions required to be taken after the Closing Date. Without limitation of the foregoing, the Acquiring Fund will use all reasonable efforts to obtain the approvals and authorizations required by the 1933 Act, the 1940 Act, and such of the state securities or blue sky laws as it may deem appropriate in order to continue its operations after the Closing Date.

Article VI

Conditions Precedent to Obligations of the Selling Fund

The obligations of the Selling Fund to consummate the transactions provided for herein shall be subject, at its election, to the performance by the Acquiring Fund of all the obligations to be performed by it hereunder on or before the Closing, and, in addition thereto, the satisfaction or waiver of the following further conditions:

6.1 The Acquiring Trust and the Acquiring Fund shall have delivered to the Selling Fund a certificate executed on their behalf by the Acquiring Trust’s President or any Vice President and its Treasurer, in form and substance satisfactory to the Selling Fund and dated as of the Closing Date, to the effect that the representations and warranties of the Acquiring Fund made in this Agreement are true and correct at and as of the Closing Date, except as they may be affected by the transactions contemplated by this Agreement, and that the Acquiring Fund has complied with all the covenants and agreements and satisfied all of the conditions on their parts to be performed or satisfied under this Agreement at or prior to the Closing Date.

6.2 The Acquiring Trust, on behalf of the Acquiring Fund, shall have executed and delivered to the Selling Fund an Assumption of Liabilities dated as of the Closing Date pursuant to which the Acquiring Fund will assume all of the liabilities of the Selling Fund in connection with transactions contemplated by this Agreement.

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6.3 All proceedings taken by the Acquiring Fund in connection with the transactions contemplated by this Agreement and all documents incidental thereto shall be reasonably satisfactory in form and substance to the Selling Fund.

6.4 The Acquiring Fund shall have delivered to the Selling Fund a statement of the Acquiring Fund’s assets and liabilities, together with a list of the Acquiring Fund’s portfolio securities as of the Closing Date, certified on the Acquiring Fund’s behalf by the Acquiring Fund Trust’s President or any Vice President and its Treasurer, and a certificate of both such officers, dated the Closing Date, to the effect that as of the Valuation Date and as of the Closing Date there has been no material adverse change in the financial position of the Acquiring Fund since September 30, 2024 (and March 31, 2025, as applicable), other than changes in its portfolio securities since that date, changes in the market value of its portfolio securities, changes due to net redemptions or changes due to dividends paid or losses from operations.

6.5 The Selling Fund shall have received from the Commission, any relevant state securities administrator and the Department of Justice (the “Department”) such order or orders as Ropes & Gray LLP deems reasonably necessary or desirable under the 1933 Act, the 1934 Act, the 1940 Act, and any applicable state securities or blue sky laws in connection with the transactions contemplated hereby, and all such orders shall be in full force and effect.

6.6 The Selling Fund shall have received on the Closing Date an opinion from Ropes & Gray LLP, counsel to the Acquiring Fund, dated as of the Closing Date, with such assumptions and limitations as shall be in the opinion of Ropes & Gray LLP appropriate to render the opinions expressed therein, in form and substance reasonably satisfactory to the Selling Fund, to the following effect:

(a) The Acquiring Trust is duly organized and validly existing under the laws of The Commonwealth of Massachusetts and has power to own all of its properties and assets and to carry on its business as presently conducted, and, the Acquiring Fund is a separate series thereof duly constituted in accordance with the applicable provisions of the 1940 Act and the Acquiring Trust Organizational Documents;

(b) This Agreement has been duly authorized, executed, and delivered on behalf of the Acquiring Fund and, assuming the Registration Statement and Combined Information Statement/Prospectus referred to in paragraph 5.2 comply with applicable federal securities laws and assuming the due authorization, execution and delivery of this Agreement by the Selling Fund, is the valid and binding obligation of the Acquiring Fund enforceable against the Acquiring Fund in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and other equitable principles;

(c) The Merger Shares to be delivered to the Selling Fund’s shareholders as provided by this Agreement are duly authorized and upon such delivery will be validly issued and, assuming receipt by the Acquiring Fund of the consideration contemplated hereby, fully paid and non-assessable shares in the Acquiring Fund, and no shareholder of the Acquiring Fund has any preemptive right of subscription or purchase in respect thereof;

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(d) The execution and delivery of this Agreement did not, and the performance by the Acquiring Fund of its obligations hereunder will not, violate the Acquiring Trust Organizational Documents or any provision of any material agreement known to such counsel to which the Acquiring Trust or the Acquiring Fund is a party or by which it is bound or, to the knowledge of such counsel, result in the acceleration of any obligation or the imposition of any penalty under any material agreement, judgment, or decree to which the Acquiring Trust or the Acquiring Fund is a party or by which it is bound, it being understood that with respect to investment restrictions as contained in the Acquiring Trust’s Agreement and Declaration of Trust, Bylaws, then current prospectus or statement of additional information or the Registration Statement, such counsel may rely upon a certificate of an officer of the Acquiring Fund whose responsibility it is to advise the Acquiring Fund with respect to such matters;

(e) To the knowledge of such counsel, no consent, approval, authorization or order of any court or governmental authority is required for the consummation by the Acquiring Trust or the Acquiring Fund of the transactions contemplated by this Agreement except such as have been obtained under the 1933 Act, the 1934 Act, and the 1940 Act and such as may be required under state securities or blue sky laws and the H-S-R Act;

(f) Such counsel does not know of any legal or governmental proceedings relating to the Acquiring Fund existing on or before the date of mailing of the Combined Information Statement/Prospectus referred to in Section 5.2 or the Closing Date required to be described in the Registration Statement which are not described as required;

(g) The Acquiring Trust is registered with the Commission as an investment company under the 1940 Act; and

(h) The Registration Statement has become effective and, to the knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued.

Article VII

Conditions Precedent to Obligations of the Acquiring Fund

The obligations of the Acquiring Fund to complete the transactions provided for herein shall be subject, at its election, to the performance by the Selling Fund of all the obligations to be performed by it hereunder on or before the Closing and, in addition thereto, the satisfaction or waiver of the following conditions:

7.1 The Selling Fund will operate its business in the ordinary course between the date hereof and the Closing Date, it being understood that such ordinary course of business will include regular and customary periodic dividends and distributions.

7.2 The Selling Trust and the Selling Fund shall have delivered to the Acquiring Fund a certificate executed on their behalf by the Selling Trust’s President or any Vice President and its Treasurer, in form and substance reasonably satisfactory to the Acquiring Fund and dated as of the Closing Date, to the effect that the representations and warranties of the Selling Fund made in this Agreement are true and correct at and as of the Closing Date, except as they may be affected by the transactions contemplated by this Agreement, and that the Selling Fund has complied with all the covenants and agreements and satisfied all of the conditions on their parts to be performed or satisfied under this Agreement at or prior to the Closing Date.

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7.3 The Acquiring Fund shall have received on the Closing Date an opinion from Ropes & Gray LLP, counsel to the Selling Funds, dated as of the Closing Date, with such assumptions and limitations as shall be in the opinion of Ropes & Gray LLP appropriate to render the opinions expressed therein, in form and substance reasonably satisfactory to the Acquiring Fund, to the following effect:

(a) The Selling Trust is duly organized and validly existing under the laws of the Commonwealth of Massachusetts and has power to own all of its properties and assets and to carry on its business as presently conducted, and the Selling Fund is a separate series thereof duly constituted in accordance with the applicable provisions of the 1940 Act and the MassMutual Select Funds Declaration;

(b) This Agreement has been duly authorized, executed and delivered on behalf of the Selling Fund and, assuming the Registration Statement and Combined Information Statement/Prospectus referred to in paragraph 5.2 comply with applicable federal securities laws and assuming the due authorization, execution and delivery of this Agreement by the Acquiring Fund, is the valid and binding obligation of the Selling Fund enforceable against the Selling Fund in accordance with its terms, except as the same may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and other equitable principles;

(c) The Selling Fund has the power to sell, assign, transfer and deliver the assets to be transferred by it hereunder, and, upon consummation of the transactions contemplated hereby, the Selling Fund will have duly transferred such assets to the Acquiring Fund;

(d) The execution and delivery of this Agreement did not, and the performance by the Selling Fund of its obligations hereunder will not, violate the MassMutual Select Funds Declaration or any provision of any material agreement known to such counsel to which the Selling Trust or the Selling Fund is a party or by which it is bound or, to the knowledge of such counsel, result in the acceleration of any obligation or the imposition of any penalty under any material agreement, judgment or decree to which the Selling Trust or the Selling Fund is a party or by which it is bound, it being understood that with respect to investment restrictions as contained in MassMutual Select Funds Declaration, Bylaws, and the Selling Fund’s then-current prospectus, statement of additional information, or Registration Statement, such counsel may rely upon a certificate of an officer of the Selling Fund whose responsibility it is to advise the Selling Fund with respect to such matters;

(e) To the knowledge of such counsel, no consent, approval, authorization or order of any court or governmental authority is required for the consummation by the Selling Trust or the Selling Fund of the transactions contemplated by this Agreement, except such as have been obtained under the 1933 Act, the 1934 Act, and the 1940 Act and such as may be required under state securities or blue sky laws and the H-S-R Act;

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(f) Such counsel does not know of any legal or governmental proceedings relating to the Selling Fund existing on or before the date of mailing of the Combined Information Statement/Prospectus referred to in Section 5.2 or the Closing Date required to be described in the Registration Statement which are not described as required; and

(g) The Selling Trust is registered with the Commission as an investment company under the 1940 Act.

7.4 The Selling Fund shall have delivered to the Acquiring Fund (i) a statement of the Selling Fund’s assets and liabilities, together with a list of the Selling Fund’s portfolio securities showing the federal income tax bases of such securities by lot and the holding periods of such securities, as of the Closing Date; and (ii) a copy of the tax books and records of the Selling Fund necessary for purposes of preparing any tax returns required by law to be filed by the Selling Fund after the Closing Date, both certified on the Selling Fund’s behalf by the Selling Trust’s President or any Vice President and its Treasurer, and a certificate of both such officers, dated the Closing Date, to the effect that as of the Valuation Date and as of the Closing Date there has been no material adverse change in the financial position of the Selling Fund since its most recently completed fiscal year end, other than changes in its portfolio securities since that date, changes in the market value of its portfolio securities, changes due to net redemptions or changes due to dividends paid or losses from operations.

7.5 Prior to the Closing, the Selling Fund will have declared a dividend or dividends, equal to the sum of (a) an amount which, together with all previous such dividends, shall have the effect of distributing to the Selling Fund shareholders (i) all of the excess of (x) the Selling Fund’s interest income excludable from gross income under Section 103 of the Code over (y) the Selling Fund’s deductions disallowed under Sections 265 and 171 of the Code, (ii) all of the Selling Fund’s investment company taxable income as defined in Section 852 of the Code (computed without regard to any deduction for dividends paid), and (iii) all of the Selling Fund’s net capital gain realized (after reduction for any capital loss carryover), in each case for both the current year (which will end on the Closing Date) and, if still timely under Section 855 of the Code, the immediately preceding taxable year; and (b) such additional amount, if any, as is necessary to eliminate any liability of the Selling Fund for excise tax under Section 4982 of the Code.

7.6 The assets of the Selling Fund to be acquired by the Acquiring Fund will include no assets which the Acquiring Fund, by reason of charter limitations or of investment restrictions disclosed in the Prospectus in effect on the Closing Date, may not properly acquire.

7.7 All proceedings taken by the Selling Fund in connection with the transactions contemplated by this Agreement and all material documents related thereto shall be reasonably satisfactory in form and substance to the Acquiring Fund.

7.8 The Selling Fund’s transfer agent shall have provided to the Acquiring Fund’s transfer agent (i) the originals or true copies of all of the records of the Selling Fund in the possession of the Selling Fund’s transfer agent as of the Closing Date, (ii) a record specifying the number of Selling Fund Shares outstanding as of the Valuation Date and (iii) a record specifying the name and address of each holder of record of any Selling Fund Shares and the number of Selling Fund Shares held of record by each such shareholder as of the Valuation Date. The Selling Fund’s transfer agent shall also have provided the Acquiring Fund with a certificate confirming that the acts specified in the preceding sentence have been taken and that the information so supplied is complete and accurate to the best knowledge of the transfer agent.

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7.9 All of the issued and outstanding shares of the Selling Fund shall have been offered for sale and sold in conformity with all applicable state securities or blue sky laws (including any applicable exemptions therefrom) and, to the extent that any audit of the records of the Selling Fund or its transfer agent by the Acquiring Fund or its agents shall have revealed otherwise, either (i) the Selling Fund shall have taken all actions that in the opinion of the Acquiring Fund or its counsel are necessary to remedy any prior failure on the part of the Selling Fund to have offered for sale and sold such shares in conformity with such laws or (ii) the Selling Fund shall have furnished (or caused to be furnished) surety, or deposited (or caused to be deposited) assets in escrow, for the benefit of the Acquiring Fund in amounts sufficient and upon terms satisfactory, in the opinion of the Acquiring Fund or its counsel to indemnify the Acquiring Fund against any expense, loss, claim, damage or liability whatsoever that may be asserted or threatened by reason of such failure on the part of the Selling Fund to have offered and sold such shares in conformity with such laws.

7.10 The Acquiring Fund will have received from the Commission, any relevant state securities administrator and the Department of Justice such order or orders as Ropes & Gray LLP deems reasonably necessary or desirable under the 1933 Act, the 1934 Act, the 1940 Act, and any applicable state securities or blue sky laws in connection with the transactions contemplated hereby, and that all such orders will be in full force and effect.

7.11 The Selling Fund’s custodian will have delivered to the Acquiring Fund a certificate identifying all of the assets of the Selling Fund held by such custodian as of the Valuation Date.

7.12 The Selling Fund will have executed and delivered to the Acquiring Fund an instrument of transfer dated as of the Closing Date pursuant to which the Selling Fund will assign, transfer and convey all of the assets and other property to the Acquiring Fund at the Closing Date in connection with the transactions contemplated by this Agreement.

Article VIII

Further Conditions Precedent to Obligations of the Acquiring Fund and the Selling Fund

If any of the conditions set forth in paragraphs 8.2, 8.3, 8.4, and 8.5 below do not exist on or before the Closing with respect to the Selling Fund or the Acquiring Fund, either party to this Agreement shall, at its option, not be required to consummate the transactions contemplated by this Agreement. The conditions set forth in paragraphs 8.1 and 8.6 below may not be waived by either party to this Agreement, and must be satisfied prior to Closing.

8.1 This Agreement is adopted and the transactions contemplated hereby are approved by the affirmative vote of (i) at least a majority of the Trustees of the Selling Fund (including a majority of those Trustees who are not “interested persons” of the Selling Fund, as defined in Section 2(a)(19) of the 1940 Act) and (ii) at least a majority of the Trustees of the Acquiring Fund (including a majority of those Trustees who are not “interested persons” of the Acquiring Fund, as defined in Section 2(a)(19) of the 1940 Act).

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8.2 On the Closing Date, the Commission shall not have issued an unfavorable report under Section 25(b) of the 1940 Act, nor instituted any proceeding seeking to enjoin the consummation of the transactions contemplated by this Agreement under Section 25(c) of the 1940 Act and no action, suit or other proceeding shall be threatened or pending before any court or governmental agency in which it is sought to restrain or prohibit, or obtain damages or other relief in connection with, this Agreement or the transactions contemplated herein.

8.3 All required consents of other parties and all other consents, orders, and permits of federal, state and local regulatory authorities (including those of the Commission and of state Blue Sky and securities authorities, including any necessary “no-action” positions of and exemptive orders from such federal and state authorities) deemed necessary by the Selling Trust, the Selling Fund, the Acquiring Trust or the Acquiring Fund to permit consummation, in all material respects, of the transactions contemplated hereby shall have been obtained, except where failure to obtain any such consent, order or permit would not involve a risk of a material adverse effect on the assets or properties of the Acquiring Fund or the Selling Fund, provided that either party hereto may for itself waive any of such conditions.

8.4 The Registration Statement shall have become effective under the 1933 Act and no stop order suspending the effectiveness thereof shall have been issued and, to the best knowledge of the parties hereto, no investigation or proceeding for that purpose shall have been instituted or be pending, threatened or contemplated under the 1933 Act.

8.5 There is no material litigation pending with respect to the matters contemplated by this Agreement.

8.6 For each Acquiring Fund and the corresponding Selling Fund, the parties hereto shall have received on the Closing Date an opinion from Ropes & Gray LLP, counsel to the Funds, dated as of the Closing Date, which opinion will be based on certain factual representations made by officers of each Trust and certain customary assumptions, in form and substance reasonably satisfactory to the parties, substantially to the effect that, on the basis of the existing provisions of the Code, Treasury regulations promulgated thereunder, current administrative rules and court decisions, while the matter is not free from doubt, generally for federal income tax purposes:

(a) The transfer of all of the Acquired Assets in exchange for the Merger Shares and the assumption by the Acquiring Fund of all of the Assumed Liabilities followed by the distribution of the Merger Shares pro rata to the Selling Fund Shareholders pursuant to this Agreement will constitute a “reorganization” within the meaning of Section 368(a) of the Code and the Acquiring Fund and the Selling Fund will each be a “party to a reorganization” within the meaning of Section 368(b) of the Code.

(b) Under Section 1032 of the Code, no gain or loss will be recognized by the Acquiring Fund upon the receipt of the Acquired Assets solely in exchange for the Merger Shares and the assumption by the Acquiring Fund of the Assumed Liabilities.

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(c) Under Sections 361 and 357 of the Code, no gain or loss will be recognized by the Selling Fund with respect to the Acquired Assets in connection with the transfer of the Acquired Assets to the Acquiring Fund in exchange for the Merger Shares and the assumption by the Acquiring Fund of the Assumed Liabilities, or with respect to the distribution of the Merger Shares to Selling Fund Shareholders as consideration for their shares of the Selling Fund, except for (A) any gain or loss recognized on (1) “Section 1256 contracts” as defined in Section 1256(b) of the Code or (2) stock in a “passive foreign investment company” as defined in Section 1297(a) of the Code, and (B) any other gain or loss required to be recognized by reason of the Reorganization (1) as a result of the closing, if any, of the tax year of the Selling Fund, (2) upon the termination of a position, or (3) upon the transfer of such asset regardless of whether such a transfer would otherwise be a nontaxable transaction under the Code.

(d) Under Section 354 of the Code, no gain or loss will be recognized by the Selling Fund Shareholders upon their receipt of the Merger Shares solely in exchange for Selling Fund shares.

(e) Under Section 358 of the Code, the aggregate tax basis for the Merger Shares received by each Selling Fund Shareholder will be the same as the aggregate tax basis of the Selling Fund shares held by such shareholder immediately prior to the exchange, and, under Section 1223(1) of the Code, the holding period of the Merger Shares received by each Selling Fund Shareholder will include the period during which the Selling Fund shares exchanged therefor were held by such shareholder (provided the Selling Fund shares were held as capital assets).

(f) Under Section 362(b) of the Code, the tax basis of the Selling Fund assets acquired by the Acquiring Fund will be the same as the tax basis of such assets to the Selling Fund immediately prior to the Reorganization, adjusted for any gain or loss required to be recognized as described in (c) above, and, under Section 1223(2) of the Code, the holding period of the assets of the Selling Fund in the hands of the Acquiring Fund, other than certain assets with respect to which gain or loss is required to be recognized as described in (c) above, will include the period during which those assets were held by the Selling Fund.

(g) The Acquiring Fund will succeed to and take into account the items of the Selling Fund described in Section 381(c) of the Code, subject to the conditions and limitations specified in Sections 381, 382, 383, and 384 of the Code and the Treasury Regulations thereunder.

The opinion will note and distinguish certain published precedent. It is possible that the Internal Revenue Service or a court could disagree with Ropes & Gray LLP’s opinion, which therefore cannot be free from doubt.

Notwithstanding anything herein to the contrary, neither the Selling Fund nor the Acquiring Fund may waive the conditions set forth in this paragraph 8.6.

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Article IX

Expenses

9.1 Total Return Bond Reorganization Expenses. This Section 9.1 applies solely to the Total Return Bond Reorganization and the Funds and expenses related thereto. The relevant Acquiring Fund will bear the costs of certain reorganization-related administrative processing conducted by the Fund’s custodian in connection with the Total Return Bond Reorganization (the “Acquiring Fund Custodian Fee”). All of the other expenses of the Total Return Bond Reorganization, including without limitation, accounting, legal and custodial expenses contemplated by this Agreement (except for the Acquiring Fund Custodian Fee), and consistent with the terms of the Selling Fund’s and Acquiring Fund’s expense limitation agreements with MML Advisers, will be borne by MML Advisers whether incurred before or after the date of this Agreement, except for any brokerage or other costs relating to transactions in portfolio securities of the relevant Selling Fund and Acquiring Fund.

9.2 Equity Opportunities Reorganization Expenses. This Section 9.2 applies solely to the Equity Opportunities Reorganization and the Funds and expenses related thereto. The relevant Acquiring Fund will bear the costs of certain reorganization-related administrative processing conducted by the Fund’s custodian in connection with the Equity Opportunities Reorganization (the “Acquiring Fund Custodian Fee”). All other expenses of the Equity Opportunities Reorganization, including without limitation, accounting, legal, and custodial expenses (except for the Acquiring Fund Custodian Fee) contemplated by this Agreement related to the Equity Opportunities Reorganization will be allocated to the relevant Selling Fund in accordance with this paragraph, whether incurred before or after the date of this Agreement. The relevant Selling Fund will bear the direct merger costs, legal fees, audit and tax fees, Registration Statement printing and mailing costs, as well as similar expenses, incurred in connection with the consummation of the Equity Opportunities Reorganization and transaction costs (if any) associated with repositioning the Selling Fund prior to the Equity Opportunities Reorganization.

9.3 Fees and expenses associated with printing and mailing the Registration Statement and legal fees will be allocated equally among the Selling Funds and be borne as set forth in Sections 9.1 and 9.2 of this Agreement. Notwithstanding any of the foregoing, expenses will in any event be paid by the party directly incurring such expenses if and to the extent that the payment by another person of such expenses would result in the disqualification of such party as a “regulated investment company” within the meaning of Section 851 of the Code or would prevent the Reorganization from qualifying as a “reorganization” under Section 368(a)(1) of the Code. If for any reason any transaction contemplated by this Agreement is not consummated, no party shall be liable to any other party for any damages resulting therefrom, including without limitation consequential damages, except that MML Advisers will bear all expenses incurred by the Funds in connection with or arising out of the transactions contemplated by this Agreement, other than any brokerage or other costs relating to transactions in portfolio securities of the Funds.

9.4 Each of the Selling Trust, the Acquiring Trust, the Selling Fund, and the Acquiring Fund represents that there is no person who has dealt with it who by reason of such dealings is entitled to any broker’s or finder’s or other similar fee or commission arising out of the transactions contemplated by this Agreement.

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Article X

Entire Agreement

10.1 The Acquiring Fund and the Selling Fund agree that neither party has made any representation, warranty or covenant not set forth herein and that this Agreement constitutes the entire agreement between the parties.

Article XI

Termination

11.1 This Agreement may be terminated by any party to this Agreement by providing notice to the other parties. If the transactions contemplated by this Agreement have not been substantially completed by September 2025, this Agreement shall automatically terminate on the last day of that month unless a later date is agreed to by both the Selling Fund and the Acquiring Fund.

11.2 Except to the extent provided in Section 9.4 above, in the event of termination of this Agreement, in the absence of willful default, there shall be no liability for damages on the part of any of the Acquiring Fund, the Selling Fund, the Acquiring Trust, the Selling Trust, or their respective trustees, directors, officers and affiliates, to any other party.

11.3 The termination of this Agreement with respect to a Fund and its corresponding Acquiring Fund or Selling Fund, as applicable, will not impact the continuation and enforceability of this Agreement as it applies to each other Fund.

Article XII

Amendments

12.1 This Agreement may be amended, modified, or supplemented in such manner as may be mutually agreed upon in writing by MassMutual Select Funds, on behalf of the Selling Funds and the applicable Acquiring Fund, and MassMutual Premier Funds, on behalf of MassMutual Core Bond Fund.

Article XIII

Headings; Counterparts; Governing Law; Assignment; Limitation of Liability

13.1 The Article and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

13.2 This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

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13.3 This Agreement shall be governed by and construed in accordance with the laws of The Commonwealth of Massachusetts, without giving effect to the conflicts of laws provisions thereof.

13.4 This Agreement may be executed in written form or using electronic or digital technology, whether it is a computer-generated signature, an electronic copy of the party’s true ink signature, DocuSign, facsimile or otherwise. Delivery of an executed counterpart of the Agreement by facsimile, e-mail transmission via portable document format (.pdf), DocuSign, or other electronic means will be equally as effective and binding as delivery of a manually executed counterpart.

13.5 This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, but, except as provided in this paragraph, no assignment or transfer hereof or of any rights or obligations hereunder shall be made by any party without the written consent of the other party. Nothing herein expressed or implied is intended or shall be construed to confer upon or give any person, firm, or corporation, other than the parties hereto and their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

13.6 A copy of the MassMutual Select Funds Declaration is on file with the Secretary of The Commonwealth of Massachusetts, and notice is hereby given that no shareholder, trustee, officer, agent or employee of the Selling Trust shall have any personal liability under this Agreement with respect to the Selling Funds, and that insofar as it relates to the Selling Fund, this Agreement is binding only upon the assets and properties of the Selling Fund.

13.7 Copies of the Acquiring Trust Declarations are on file with the Secretary of The Commonwealth of Massachusetts, and notice is hereby given that no shareholder, trustee, officer, agent or employee of the Acquiring Trust shall have any personal liability under this Agreement with respect to the Acquiring Funds, and that insofar as it relates to the Acquiring Fund, this Agreement is binding only upon the assets and properties of the Acquiring Fund.

[Signature page follows]

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IN WITNESS WHEREOF, the parties have duly executed this Agreement, all as of the date first written above.

MassMutual Select Funds, on behalf of each Selling Fund thereof identified on Exhibit A

By:
	Name:	Douglas Steele
	Title:	President

MassMutual Select Funds, on behalf of each Acquiring Fund thereof identified on Exhibit A

By:
	Name:	Douglas Steele
	Title:	President

MassMutual Premier Funds, on behalf of each Acquiring Fund thereof identified on Exhibit A

By:
	Name:	Douglas Steele
	Title:	President

Solely for purposes of Sections 4.3, 9.1, 9.3, 11.1, and 11.2, MML Investment Advisers LLC

By:
	Name:	Douglas Steele
	Title:	President

Execution of this Agreement by each of MassMutual Select Funds and MassMutual Premier Funds, whether as a party itself, a managing member of a party or the managing member of the general partner of a party, is by a duly authorized officer solely in his capacity as an authorized signatory, pursuant to delegated authority from each of MassMutual Select Funds and MassMutual Premier Funds, and not individually. The obligations of or arising out of this Agreement are binding solely on the named parties to this Agreement and are not binding upon any officer or other agent, partner, member or director of each of MassMutual Select Funds and MassMutual Premier Funds individually. A Certificate of Organization of each of MassMutual Select Funds and MassMutual Premier Funds is on file with the Secretary of State of The Commonwealth of Massachusetts.

[Signature Page to Form of Agreement and Plan Of Reorganization]

Exhibit A

Fund Mapping

Selling Fund (each a series of MassMutual Select Funds)		Acquiring Fund	Acquiring Trust
MassMutual Total Return Bond Fund	⇒	MassMutual Core Bond Fund	MassMutual Premier Funds
MassMutual Equity Opportunities Fund	⇒	MassMutual Diversified Value Fund	MassMutual Select Funds

Exhibit B

Share Class Mapping

Selling Fund	Selling Fund Share Class		Acquiring Fund Share Class	Acquiring Fund
MassMutual Total Return Bond Fund (a series of MassMutual Select Funds)	Class I	⇒	Class I	MassMutual Core Bond Fund (a series of MassMutual Premier Funds)
	Class R5	⇒	Class R5
	Service Class	⇒	Service Class
	Administrative Class	⇒	Administrative Class
	Class R4	⇒	Class R4
	Class A	⇒	Class A
	Class R3	⇒	Class R3
	Class Y	⇒	Class Y
MassMutual Equity Opportunities Fund (a series of MassMutual Select Funds)	Class I	⇒	Class I	MassMutual Diversified Value Fund (a series of MassMutual Select Funds)
	Class R5	⇒	Class R5
	Service Class	⇒	Service Class
	Administrative Class	⇒	Administrative Class
	Class R4	⇒	Class R4
	Class A	⇒	Class A
	Class R3	⇒	Class R3
	Class Y	⇒	Class Y